Exhibit 4.1

Execution Version

ONEOK, INC.

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 21, 2015

to

INDENTURE

relating to Securities

Dated as of August 21, 2015

7.50% Notes due 2023

EXHIBITS

Exhibit A: Form of Note

SECOND SUPPLEMENTAL INDENTURE, dated as of August 21, 2015 (this “Supplemental Indenture”), among ONEOK, Inc., an Oklahoma corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee have heretofore entered into an Indenture, dated as of January 26, 2012 (the “Original Indenture”) (the Original Indenture, as amended and supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”); and

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by the Board of Directors of the Company, in accordance with the provisions of the Original Indenture, and the terms of such series may be established by an indenture supplemental to the Original Indenture; and

WHEREAS, the Company proposes to create under the Indenture a new series of Securities; and

WHEREAS, all acts and things necessary to make the Notes (as herein defined), when executed by the Company and authenticated and delivered by the Trustee as provided in the Original Indenture and this Supplemental Indenture, the valid and binding obligations of the Company and to make this Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01. Relation to Indenture.

With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02. Definitions.

Except as may be provided in a future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Original Indenture shall be amended by adding the following defined terms to Section 101 in appropriate alphabetical sequence. For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or amalgamation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its subsidiaries, taken as a whole, to one or more “persons” (as such term is used in Section 13(d) of the Exchange Act) other than the Company or any of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger, consolidation or amalgamation) the result of which is that one or more “persons” (as such term is used in Section 13(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50 percent of the total voting power in the aggregate of all classes of the Company’s voting stock normally entitled to vote in the elections of directors, other than any such transaction where shares of the Company’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the total voting power of the voting stock of such person immediately after giving effect to such transaction; or (3) the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect subsidiary of a person and (2) (x) the direct or indirect holders of the common shares of such person immediately following that transaction are substantially the same as the holders of the Company’s common shares, or other voting shares into which the Company’s common shares are reclassified, consolidated, exchanged or changed immediately prior to that transaction or (y) immediately following that transaction, no person (as such term is used in Section 13(d) of the Exchange Act) is the beneficial owner, directly or indirectly, of more than 50 percent of the total voting power in the aggregate of all classes of voting stock normally entitled to vote in the elections of directors of such person.

“Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Rating Decline.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, the Reference Treasury Dealer Quotation for such Redemption Date.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB– (or the equivalent) by S&P and, with respect to any replacement Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Quotation Agent” means a Reference Treasury Dealer.

“Rating Agencies” means (1) each of Moody’s and S&P, and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company as a replacement agency with respect to the Notes for Moody’s or S&P, or both of them, as the case may be.

“Rating Date” means the date which is 60 days prior to the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, as determined in good faith by the Company, is expected to result in a Change of Control.

“Rating Decline” means the occurrence, on any date from and after the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, as determined in good faith by the Company, is expected to result in a Change of Control until the end of the 60 day period thereafter, of a decline in the rating of the Notes: (i) in the event the Notes are rated below Investment Grade by both Rating Agencies on the Rating Date, by at least one notch in the gradation of the rating scale (e.g., + or – for S&P or 1, 2 and 3 for Moody’s) from both Rating Agencies’ rating of such Notes or (ii) in the event such Notes are rated as Investment Grade by either Rating Agency on the Rating Date, the rating of such Notes shall be reduced so that such Notes are rated below Investment Grade by both Rating Agencies. Notwithstanding the foregoing, a Rating Decline otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Decline). In no event shall the Trustee be responsible for monitoring or be charged with knowledge of a Rating Decline.

“Reference Treasury Dealer” means Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government Securities dealer in the United States (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer and certify same to the Trustee.

“Reference Treasury Dealer Quotation” means, with respect to any Redemption Date, the average, as determined by the Company and certified to the Trustee by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Company by a Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc., and its successors.

SECTION 1.03. General References.

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the term “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE 2

THE SERIES OF SECURITIES

SECTION 2.01. The Form and Title of the Securities.

There is hereby established a new series of Securities to be issued under the Indenture and to be designated as the Company’s 7.50% Notes due 2023 (the “Notes”). The Notes shall be substantially in the form attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)).

SECTION 2.02. Amount.

The aggregate principal amount of the Notes which may be authenticated and delivered pursuant hereto is unlimited. The Trustee shall initially authenticate and deliver Notes for original issue in an initial aggregate principal amount of up to $500,000,000 upon delivery to the Trustee of a Company Order for the authentication and delivery of such Notes. The aggregate principal amount of the Notes to be issued hereunder may be increased at any time hereafter and the series may be reopened for issuances of additional Notes upon Company Order without the consent of any Holder. The Notes issued on the date hereof and any such additional Notes that may be issued hereafter shall be part of the same series of Securities for all purposes under the Indenture.

SECTION 2.03. Stated Maturity.

The Notes may be issued on any Business Day on or after August 21, 2015, and the Stated Maturity of the Notes shall be September 1, 2023.

SECTION 2.04. Interest and Interest Rates.

The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto.

SECTION 2.05. Optional Redemption.

At its option, the Company may redeem the Notes, in whole or in part, in principal amounts of $2,000 and in multiples of $1,000 in excess thereof, at any time or from time to time, at the applicable redemption price determined as set forth in the form of Note attached hereto as Exhibit A, in accordance with the terms set forth in the Notes and in accordance with Article Eleven of the Original Indenture.

SECTION 2.06. Global Securities.

The Notes shall initially be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities (i) shall be deposited with, or on behalf of, The Depository Trust Company, which shall act as Depositary with respect to the Notes, (ii) shall bear the legends applicable to Global Securities set forth in Section 204 of the Original Indenture, (iii) may be exchanged in whole or in part for Notes in definitive form upon the terms and subject to the conditions provided in Section 304 of the Original Indenture and in this Supplemental Indenture and (iv) shall otherwise be subject to the applicable provisions of the Indenture.

ARTICLE 3

OFFER TO REPURCHASE UPON A CHANGE OF CONTROL TRIGGERING EVENT

Except as may be provided in a future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Fourteen of the Original Indenture shall be amended by replacing Sections 1401 to 1405 with the following:

“SECTION 1401 Change of Control Triggering Event.

If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its right to redeem the Notes in full, the Company shall be required to repurchase all or any part of that Holder’s Notes (in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event with respect to the Notes or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company shall mail a notice to each Holder of the Notes describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, unless otherwise required by law (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.

To the extent that the provisions of any securities laws or regulations conflict with this Section 1401, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1401 by virtue of such conflict(s).

On the Change of Control Payment Date the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to its offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes properly tendered and not withdrawn together with an Officers’ Certificate stating the principal amount of Notes or portions of Notes being repurchased.

The Paying Agent will promptly remit to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If any Change of Control Payment Date falls on a day that is not a Business Day, then the required payment will be made on the next succeeding Business Day and no additional interest will accrue as a result of such delayed payment.

The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes an equivalent offer in respect of the Notes in the manner, at the time and otherwise in compliance with the requirements for an offer to repurchase the Notes made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer; provided that a failure by such third party to comply with the requirements of such offer and to complete such offer shall be treated as a failure by the Company to comply with its obligations to offer to purchase the Notes unless the Company promptly makes an offer to repurchase the Notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, which shall be no later than 30 days after the third party’s scheduled Change of Control Payment Date.

ARTICLE 4

MISCELLANEOUS

SECTION 4.01. Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Company.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights, privileges, immunities or obligations of the Trustee set forth in the Original Indenture, which shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

The Trustee makes no representation or warranty as to the validity or sufficiency of the information contained in the prospectus supplement related to the Notes, except such information which specifically pertains to the Trustee itself, or any information incorporated therein by reference with respect to the Trustee.

SECTION 4.02. Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 4.03. Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles. This Supplemental Indenture and the Notes are subject to the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and the Notes and shall, to the extent applicable, be governed by such provisions.

SECTION 4.04. Counterparts.

This instrument may be executed in any number of counterparts, each of which, when delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

ONEOK, INC.

By:	/s/ Derek S. Reiners
Name:	Derek S. Reiners
Title:	Senior Vice President,
Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ George Hogan
Name:	George Hogan
Title:	Vice President

Second Supplemental Indenture Signature Page

EXHIBIT A

[FORM OF FACE OF NOTE]

[If a Global Security, insert—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If a Global Security, insert—TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

ONEOK, INC.

7.50% Note due 2023

No.	U.S.$

CUSIP No. 682680 AR4

ONEOK, Inc., an Oklahoma corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      United States Dollars ($            ) on September 1, 2023, and to pay interest thereon from August 21, 2015, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing on March 1, 2016, at the rate of 7.50% per annum, until the principal hereof is paid or made available for payment and at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which record date shall be the February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

[If a Global Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Note will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder to the Paying Agent in U.S. Dollars.]

[If a definitive Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose in U.S. Dollars or subject to any laws or regulations applicable thereto and to the right of the Company (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the offices of                     , and at such other offices or agencies as the Company may designate, by U.S. Dollar check drawn on, or transfer to a U.S. Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least 10 days prior to the payment date); provided, however, that payment of interest may be made at the option of the Company by U.S. Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the record date prior to the applicable interest payment date).]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:             ,

                             ONEOK, INC.

By:
Name:
Title:

ATTEST

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:             ,

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

ONEOK, INC.

7.50% Note due 2023

This security is one of a duly authorized issue of debt securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of January 26, 2012, as amended and supplemented to date, including without limitation by the Second Supplemental Indenture thereto, dated August 21, 2015 (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series are referred to herein as the “Notes.”

On or after June 1, 2023 (3 months prior to the maturity date of the Notes), the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

Prior to June 1, 2023 (3 months prior to the maturity date of the Notes), the Notes will be subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, plus, in the case of (i) and (ii), accrued but unpaid interest to the Redemption Date.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on this Note or the portions hereof called for redemption.

In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Note or (2) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of not less than the Holders of a majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Securities of each affected series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and all holders of Notes of which this Note is a predecessor Note, whether or not notation of such consent or waiver is made upon this or any other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any action or proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place(s) and rate, and in the currency, herein prescribed.

[If a Global Security, insert—This Global Security or portion hereof may not be exchanged for definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a definitive Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the offices of                     in the Borough of Manhattan, The City of New York, and at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any whole multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles. The Notes are subject to the provisions of the Trust Indenture Act that are required to be part of the Notes and shall, to the extent applicable, be governed by such provisions.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If a definitive Security, insert as a separate page—

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                      (Please Print or Typewrite Name and Address of Assignee) the within instrument of ONEOK, INC. and does hereby irrevocably constitute and appoint                      Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or

Other Identifying Number of Assignee:

Dated:
(Signature)

Signature Guarantee:
(Participant in a Recognized Signature
Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

[If a Global Security, insert as a separate page—

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary